Exhibit 10.35

September 30, 2011

Ping Wang
Chief Financial Officer
China America Holdings, Inc.
Xi Lv Biao Industrial Park, Longdu Street,
Zhucheng City, Shangdong Province,
China 262200

Re: Forgiveness of interest associated with the $14,739,932 Convertible Promissory Note dated on June 30, 2011

Dear Ms. Wang,

On June 30, 2011 Best Alliance Worldwide Investments Limited (“BAW” or “we”) as the shareholder of China Ziyang Technology (“Ziyang”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with China America Holdings, Inc. (“CAAH”) and China Ziyang Technology Co., Limited (“Ziyang”).

Pursuant to the Share Exchange Agreement, we sold 100% of the outstanding shares of Ziyang to CAAH for the consideration of 236,013,800 shares of CAAH common stock (the “Pre-Reverse Split Shares”) and a Convertible Promissory Note in the principal amount of $14,739,932 which bears interest at the rate of 3% per annum (the “Convertible Note”).

BAW hereby agrees to forgive all and any accrued interest on the Convertible Note from date of the Convertible Note through and until the Maturity Date as provided for in the Convertible Note.

Regards,

/s/ Lingbo Chi
Lingbo Chi
President
Best Alliance Worldwide Investments Limited